EXHIBIT 99.2

                                                 Contact:  Brent Beeler
                                                 Chief Operating Officer
                                                 812/424-2904
                                                 dianetungate@berryplastics.com

                                 PRESS RELEASE

             BERRY PLASTICS CORPORATION ACQUIRES KERR GROUP, INC.

EVANSVILLE, INDIANA, JUNE 3, 2005 - Berry Plastics Corporation ("Berry") today announced that it has completed the acquisition of Kerr Group, Inc. ("Kerr") for $445 million, including repayment of existing indebtedness. The purchase price was funded with additional senior secured debt.

Brent Beeler, Chief Operating Officer of Berry, will oversee the integration of the two companies. The combination of Berry's eighteen U.S. and international plants with the nine Kerr domestic facilities will provide enhanced geographic coverage benefiting the customers of both Berry and Kerr. The first priority is to assure service to our customers and direction to our employees.

Berry Plastics Corporation, a portfolio company of Goldman Sachs Capital Partners and JP Morgan Partners, is a leading manufacturer and marketer of injection-molded and thermoformed plastic open-top containers, aerosol overcaps, closures, drink cups, and housewares. The company is headquartered in Evansville, IN, and, together with its subsidiaries, has plants in Ahoskie, NC; Anaheim, CA; Bowling Green, KY; Chicago, IL; Baltimore, MD; Charlotte, NC; Chicago Ridge, IL; Easthampton, MA; Henderson, NV; Iowa Falls, IA; Jackson, TN; Lancaster, PA; Lawrence, KS; Milan, Italy; Mexico City, Mexico; Monroeville, OH; Monroe Township, NJ; Norwich, England; Oxnard, CA; Phoenix, AZ; Richmond, IN; Sarasota, FL; Streetsboro, OH; Suffolk, VA; Syracuse, NY; and Woodstock, IL.

Kerr has been a portfolio company of Fremont Partners since 1997, before which Kerr was publicly held. Fremont Partners is a San Francisco-based private equity firm focused solely on investments in middle market companies.

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Certain statements and information included in this release may constitute
"forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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